Exhibit 16.1

October 13, 2022

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: Makamer Holdings, Inc.

File Ref No: 333-207488

We have read the statements of Makamer Holdings, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated October 10, 2022 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Liggett & Webb, P.A.

Liggett & Webb, P.A.

Certified Public Accountants

Boynton Beach, Florida